EXHIBIT 99.1

Odyssey Semiconductor Technologies Announces First Quarter 2022 Results

Successfully accomplished technology development and leadership milestones

ITHACA, N.Y., May 11, 2022 – Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII), a semiconductor device company developing innovative high-voltage, vertical power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today announced its first quarter 2022 results.

CEO Commentary

“During the first quarter, Odyssey completed important technology development milestones which will positively impact 2022. I am excited to have recently joined Odyssey at such an important time in its development as a Company. The team is progressing towards its goal to scale vertical GaN at high volume for high-performance, high-power conversion in key applications like electric vehicles, renewable energy, and industrial motors at lower price points than SiC or lateral GaN can deliver,” said Mark Davidson, Odyssey’s Chief Executive Officer.

“We continue to receive requests for our 1200 volt vertical GaN FETs from U.S. and European automotive OEMs and Tier 1 suppliers, and a large high voltage industrial motor manufacturing. We are on-track to deliver 1200 volt vertical GaN engineering samples to customers in 2022,” continued Davidson.

Accomplished Technology Development and Leadership Milestones Recently

●	Odyssey has now validated its approach to a vertical 700 volt transistor while the Company is extending the architecture to the next milestone of a vertical 1200 volt rating. The existing devices will provide industry-leading efficiency with remarkably low on-resistance at high switching frequencies for reduced solution size.
●	New U.S. Patent has been issued for Odyssey’s vertical GaN technology. Our patent is one of many that will help protect Odyssey's key aspects on our vertical GaN devices.
●	Appointed Mark Davidson as Chief Executive Officer. Mr. Davidson is an experienced growth leader.

About Mark Davidson, Odyssey’s Chief Executive Officer

Mr. Davidson joined the Company as its new chief executive officer and member of the board of directors on April 18, 2022. Mark is an experienced growth leader and company-builder to advance Odyssey’s novel vertical GaN.

Mark also brings enormous success and experience in the power semiconductor space. He has previously served as Intel Corporation’s (through Intel’s acquisition of Altera Corporation) Vice President/General Manager, Global Power Products Business Organization, where he directed the transformation of a start-up company into a hyper-growth enterprise. Additionally, he has served as Texas Instruments’ Regional Sales and Applications Engineering Director, National Semiconductor’s Marketing Director/Product Line Director, Visteon Corporation’s Australian Customer Liaison Engineer, and Ford Motor Company’s Product Design Engineer. He holds a Bachelor of Science, Electrical Engineering from Pennsylvania State University.

Mr. Davidson will operate from Odyssey’s Ithaca, New York facility, which is the location of the Company's global headquarters and its wafer fabrication facility.

Financial Highlights

Note: All financials referenced in this release are unaudited and intended to conform with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

●	Revenue of $29,938 in Q1 2022, entirely foundry service revenues.
●	The Company has diligently managed its cash resulting in an ending cash balance of $1.6 million on March 31, 2022.
●	The net cash used in operations was approximately $175,000 per month in Q1 2022, which was favorably lower than the average of approximately $208,000 per month in 2021. In addition to ongoing operations in Q1 2022, Legal and Accounting Fees of $275,000 in support of preparing for the S-1 and NASDAQ uplisting, as well as approximately $70,000 toward the recruiting fees for the new Chief Executive Officer.

Conference Call and Webcast: Q1 2022 Results

The Company will hold a conference call and webcast consisting of prepared remarks by the CEO Mark Davidson, founder Rick Brown as well as the Chairman of the Board John Edmunds, and a question-and-answer session at 5:00 PM ET (2:00 PM PT) on Wednesday, May 11, 2022 to discuss the financial results and provide a business update. Analysts and investors may pose questions to Odyssey during the live webcast on May 11, 2022.

Interested persons may access the live conference call by dialing 844-887-9407 (U.S./Canada callers) or 412-317-5470 (international callers). It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on May 25, 2022, by dialing 877-344-7529 using passcode 5636279.

The live webcast and interactive Q&A will be accessed on the Company's Investor Relations website under the Events tab at https://www.odysseysemi.com/investors/ir-calendar. The webcast will be archived on the website for future viewing.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc. (www.odysseysemi.com), has developed a proprietary technology that is designed to allow for GaN to replace SiC as the leading high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," “forecast”, "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management's current expectations and assumptions and are subject to risks and uncertainties described more fully in the company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contacts:

Darrow Associates

Jeff Christensen

(703) 297-6917

jchristensen@darrowir.com

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (Unaudited)

	March 31,	December 31,
	2022	2021
Assets

Current Assets:
Cash	$1,573,880	$2,598,213
Accounts receivable	170	6,170
Deferred expenses	18,753	7,870
Operating ROU Asset – short-term portion	163.923	—
Prepaid expenses and other current assets	208,965	225,260

Total Current Assets	1,965,691	2,837,513
Restricted cash	103,213	103,201
Property and equipment, net	933,171	853,290
Operating ROU Asset	461,495	—

Total Assets	$3,463,570	$3,794,004

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$240,768	$147,947
Loan payable - short term	163,923	74,134
Lease liability – short term portion	74,739
Deferred revenue	75,000	10,000

Total Current Liabilities	554,430	232,081

Long-Term Lease Liability	444,829	—
Loans payable - long term	326,773	345,459
Total liabilities	1,326,032	577,540
Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 45,000,000 shares authorized, 12,726,911 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1,272	1,272
Additional paid-in capital	9,924,394	9,873,345
Accumulated deficit	(7,788,128)	(6,658,153)

Total Stockholders' Equity	2,137,538	3,216,464

Total Liabilities and Stockholders' Equity	$3,463,570	$3,794,004

See notes to these consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For The Quarter Ended March 31,
	2022	2021

Revenues	$29,938	$230,969

Cost of Revenues	30,999	382,853

Gross Loss	(1,061)	(151,884)

Operating Expenses:
Research and development	369,184	153,037
Selling, general, and administrative	757,927	796,474

Total Operating Expenses	1,127,111	949,511

Loss From Operations	(1,128,172)	(1,101,395)

Other Income (Expense):
Forgiveness of PPP loan and other income	2,013	210,680
Interest expense	(3,816)	(4,396)
Net Loss	$(1,129,975)	$(895,111)

Net (Loss) Income Per Share:
Basic	$(0.09)	$(0.08)
Diluted	$(0.09)	$(0.08)

Weighted Average Number of Common Shares Outstanding:
Basic	12,726,911	11,354,130
Diluted	12,726,911	11,354,130

See notes to these consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Quarters Ended
	March 31,
	2022	2021
Cash Flows From Operating Activities:
Net loss	$(1,129,975)	$(895,111)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	51,049	678,918
Forgiveness of PPP loan indebtedness	—	(210,680)
Depreciation and amortization	42,469	40,978
Changes in operating assets and liabilities:
Contract assets	—	62,273
Accounts receivable	6,000	10,707
Prepaid expenses and other current assets	16,295	(6,151)
Deferred expenses	(10,883)	(75,327)
Accounts payable and accrued expenses	92,821	93,747
Deferred revenue	65,000	99,311

Total Adjustments	262,751	693,776

Net Cash Used In Operating Activities	(867,224)	(201,335)

Cash Flows Used In Investing Activities:
Purchases of property and equipment	(122,122)	(21,161)
Lease of property	(16,666)	—

Net Cash Used In Investing Activities	(138,788)	(21,161)

Cash Flows From Financing Activities:
Proceeds from sale of common stock, net of costs	—	5,006,500
Proceeds from government loans	—	193,625
Repayment of government loans	(18,309)	(3,561)
Proceeds from exercise of stock options	—	68,438
Payment of deferred offering costs	—	(407,445)

Net Cash Provided By (Used In )Financing Activities	(18,309)	4,857,557

Net Increase (Decrease) In Cash and Restricted Cash	(1,024,321)	4,635,061

Cash and Restricted Cash - Beginning of Period	2,701,414	375,854

Cash and Restricted Cash - End of Period	$1,677,093	$5,010,915

Cash and Restricted Cash Consisted of the Following:
Cash	$1,573,880	$4,907,753
Restricted cash	103,213	103,162
	$1,677,093	$5,010,915

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$3,588	$1,600
Income taxes	$—	$—

Non-cash investing and financing activities:
Operating Lease ROU Asset	$689,307	$—

See notes to these consolidated financial statements.